Letter to Shareholders: Q1 2026
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Key quarterly metrics
Dear Root Shareholders
We started the year with our most profitable quarter in the company's history.
We delivered record profitability, improved underwriting performance, and continued to grow policies in force, demonstrating the strength of our model.
This is a result of the technology and automated systems we have built that allow us to create granular real-time pricing, underwriting, and marketing decisions based on AI and machine learning. These systems allow us to react quickly to market changes. Paired with how we run the business: a focus on long-term value creation, disciplined capital allocation, and a willingness to behave differently than much of the industry when conditions call for it, this creates a durable advantage over time.
As we continue to invest in our system, we are on the way to building an entirely automated insurance carrier. From our next generation risk brain in pricing, to our modern, AI-native claims architecture, Root is increasingly becoming a closed loop system capable of rapid decision making and continuous learning. These are the investments that get us excited every day.
At the same time, we remain disciplined in how we deploy our capital. We are both building technology and AI capabilities that are new to the world and generating meaningful earnings for our shareholders. As we grow, these
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Letter to Shareholders: Q1 2026
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will continue to reinforce one another as we leverage our earnings power to invest in technology, creating a truly virtuous cycle.
In the first quarter, we grew policies in force by 9% despite a challenging and increasingly competitive environment. This reflects our ability to selectively deploy capital into the most attractive opportunities while maintaining underwriting discipline. As a result, our growth will not always be linear—we expect it will reflect the quality of opportunities available in the market.
We reinforce this long-term orientation through how we operate the business. We do not provide short-term guidance that could incentivize suboptimal decisions. Our executive compensation is tied to long-term cumulative performance. These choices align with our philosophy of building a durable business over the long-term.
In the first quarter, we built strong momentum across the business. This is reflected in our results:
•Delivered record profitability, nearly doubling net income year-over-year to $36 million and generating approximately 47% annualized return on equity
•Improved underwriting performance, with net combined ratio improving 4.2 points to 91.4%, reflecting our focus on disciplined growth
•Optimized growth through disciplined capital allocation, with policies in force increasing 9% year-over-year
•Scaled high-return distribution channels, with partnership new writings growing nearly 30% year-over-year, positioning us for continued expansion
•Strengthened our capital position and, subsequent to quarter end, refinanced our debt into a new term loan facility led by The Huntington National Bank to reduce cost of capital and announced a $75 million share repurchase program

We believe these milestones are just the beginning. We have significant long-term growth drivers as we continue to add partnerships to our embedded platform, expand our independent agent reach to the 100,000+ eligible producers, grow our operations nationally, and continue to create the best pricing for customers through world-class data science and technology.
Our goal remains constant: to build the largest and most profitable personal lines insurance carrier in the country. The first quarter was another important quarter toward achieving that goal.

Letter to Shareholders: Q1 2026
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Scale Up Period
Collecting data and iterating
Challenge Period
Rapid inflation
Galvanized by the Challenge
Record loss ratios with rapid growth
COVID-19
Inflation
Record Performance
$389M
58.8%
Gross accident period loss ratio
Gross premiums written
130%
120%
110%
100%
90%
80%
70%
60%
50%
$450M
$350M
$300M
$250M
$200M
$150M
$100M
$0
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1
2018
2019
2020
2021
2022
2023
2024
2025
'26

Growth
Our growth strategy is focused on five distinct levers.
1. Pricing
Price is the number one reason a customer chooses an insurance carrier, and the number one reason they leave one. Matching price to risk in the most granular, accurate manner possible has remained our number one strategic priority since the inception of the company, and for good reason. As we deploy our new pricing models, we see meaningful increases in our customer lifetime values, allowing us to grow faster and collect even more data. Moreover, the pricing problem is perfectly situated for data science and technology. As data proliferates, vehicle technology evolves, and new quantitative methods are invented, the future of pricing will be hardly recognizable to the crude methods largely used in the industry today.
In the first quarter, we continued the launch of our latest pricing models across our state footprint, while also updating our pricing to more accurately reflect lifetime values of customers. We also continued to make progress on R&D for our next model, expected to go live in the market this year.
As we continue to invest in these models and the AI surrounding our pricing operation, we expect to continue to show strong margins, as you saw in the first quarter, while delivering better prices to our customers and ultimately driving long-term growth.

Letter to Shareholders: Q1 2026
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2. Geographic expansion
Today, Root is in 36 states, covering roughly 80% of the U.S. population. We are continuing to build toward national expansion, with a goal of being in all contiguous U.S. states by the end of 2027. This is a natural growth driver, and as we unlock national scale, it will support our ability to drive brand building.
In the quarter, we made progress toward expanding our geographic footprint and remain on track to launch in New Jersey in 2026, with additional states pending regulatory approval, including Wyoming, Massachusetts, North Carolina, Michigan, Idaho, and Maine.

Available
Pending approval/launch
Not yet available

3. Independent agents
Today, independent agents represent roughly a third of the market, or over $100 billion in premiums. Moreover, the market share through the independent agent channel has remained roughly unchanged over the last 30 years, as agents have proven very adept at adopting new technologies and many customers value the advice and options provided by independent agents, especially customers who have complicated insurance needs.
We approach distribution as a technology problem, and this channel is no different. The differentiation we built in our direct channel—namely, price and ease—readily extends to this channel. In addition, our ability to automate appointments and the management of independent agents allows us to scale this channel efficiently without needing armies of sales agents.

Letter to Shareholders: Q1 2026
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Today, we have appointed just over 10% of agencies nationwide. Our 24-hour appointment flow, where an agent can get an appointment and start writing with Root in as little as 24-hours, is industry-leading and has compressed what is often a multi-week onboarding process. As we continue to appoint more of the market, and as we continue to engage our existing agency base, we believe this channel can materially grow over the long term.
4. Partnerships
Our Partnership channel grew new writings nearly 30% year-over-year despite increased competition, demonstrating the unique moat we’ve built around our customers in this channel. We use our technology to embed purchasing experiences at the most contextually relevant times for customers, broadly focusing on the automotive and financial services verticals.
In automotive, relationships such as Carvana, Toyota, and Hyundai Capital America expand our presence across the vehicle purchase and ownership journey. Carvana Insurance Built With Root continues to scale, growing meaningfully year-over-year and sequentially despite a more competitive environment, and has now surpassed 200,000 policies sold. As Carvana continues to scale, we are seeing increasing benefits from this integration, reinforcing the value of our embedded model and creating a meaningful tailwind for future growth. This success underscores the power of the industry’s first deep technical integration at the point of vehicle sale.
In financial services, strategic partnerships such as Experian capture high-intent customers early in their financial lifecycle. By integrating Root at the precise moment of financial decision-making, we are securing an efficient acquisition channel with a large, pre-engaged audience, and are seeing early indications of strong conversion and unit economics.

5. Direct distribution machine
Our direct channel is a core engine to long-term growth in our business. In this channel, we are up against some of the largest and most-marketed—albeit not loved—brands in the country. Therefore, we choose to compete not on ad spend, but with technology. We leverage our data science and AI acumen to more accurately target and largely automate marketing, paired with our delightful customer experience to convert and retain our customers.
Our automated marketing system invests capital as long as each dollar it invests is expected to achieve our hurdle rate. This system is trained to directly optimize our intrinsic value. Embedding these economic principles directly into our systems bolsters our discipline. We do not optimize a calendar period, chase a growth number, target an earnings number, or intentionally subsidize channels or customer segments.

Letter to Shareholders: Q1 2026
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For the long term, this allows us to consistently drive economic value for the company throughout cycles. In our industry, costs of goods sold are not known when we sell a policy, and it takes months to realize the impacts of pricing changes on profits and losses. This creates an “underwriting cycle” and temptation at times to over pay for customers or underprice business for near-term financial results. Our system is designed counter cyclically, pushing more growth during periods of low competition and less growth, and therefore more profit, when there are periods of higher competition. We believe this allows us to build an enduring business that over many cycles will generate a much greater return on investment.
In the first quarter, we saw increased growth headwinds in this channel as competitors leaned more heavily into growth through increased advertising spend and rate reductions. In addition, our year-over-year numbers are skewed by the idiosyncratic increase in demand in the first quarter of 2025 driven by a pull forward of vehicle sales resulting from the announcement of tariffs.
We continue to invest in targeted R&D marketing. These investments expand our presence and position us for shifts in distribution. As customer behavior evolves beyond traditional search, we are investing early in new channels and capabilities to ensure we can meet customers wherever they choose to shop, including emerging interfaces that are reshaping how customers discover and evaluate insurance.

Partnerships as a Percentage of New Writings
60%
40%
20%
—%
33%
44%
44%
45%
46%
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

Pricing and Underwriting
During the quarter, we further improved lifetime value per quote by nearly 15%, driven by targeted updates to our independent agent pricing to increase competitiveness in that channel, alongside refinements to our returning customer pricing strategies. Collectively, these changes are designed to strengthen our competitive position and increase customer lifetime value. Importantly, our pricing decisions are not made to optimize for growth. We consistently prioritize profitability, targeting improvements in volume that are aligned with long-term economic value.

Letter to Shareholders: Q1 2026
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The core activities of what it means to be an insurance company are squarely in the cross hairs of AI. This is similar to the transition from analog to digital—but at a much more rapid pace. At Root, we are driving toward a fully automated, AI-based, closed-loop insurance platform spanning acquisition, underwriting, pricing, and claims. This integrated system compounds in value: improvements in claims accuracy enhance pricing precision, stronger underwriting reduces fraud and loss volatility, and each component reinforces the others. The result is a faster, more adaptive, and more efficiently priced business.
Just as important, this model creates meaningful barriers to entry, requiring not only advanced technology but also deep data assets, regulatory infrastructure, and operational scale. We believe this positions us at the forefront of the next generation of insurance.

Gross accident period loss ratio

Financials
We delivered record net income in the quarter with strong performance on unit economics and expense management, generating net income of $36 million, an increase of $18 million year-over-year. We also delivered operating income of $41 million and adjusted EBITDA of $57 million, a $17 million and $25 million increase year-over-year, respectively.
We delivered gross premiums written of $389 million and gross premiums earned of $370 million, moderation of 5% and growth of 8% year-over-year, respectively. The first quarter of 2025 was impacted by a stronger than anticipated growth environment driven by the news of impending tariffs, impacting year-over-year metrics.While growth was modestly lighter than prior-year levels, profitability improved, reflecting better pricing, improved acquisition efficiency, and a higher quality mix of business.

Letter to Shareholders: Q1 2026
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In early May, we strengthened our balance sheet as we successfully refinanced our existing $200 million debt into a new term loan facility led by The Huntington National Bank. This facility includes approximately 225 basis points in interest rate reduction and is anticipated to reduce annual run-rate interest expense by roughly $5 million dollars. This is a result of our sustained and strong profitability performance. This lower cost of capital enables us to provide lower prices to our customers and continue to grow in a capital efficient manner.
With strong financial results, we are in a position of excess capital, providing us with the flexibility to deploy capital across a range of opportunities. We are dynamically allocating capital to organic growth, partnerships, and other strategic opportunities when returns are attractive in addition to returning capital to shareholders. Consistent with this approach, we recently announced that our board of directors has authorized a share repurchase program of up to $75 million, reflecting both our confidence in the durability of our business across underwriting cycles and the increased flexibility provided by our updated capital structure.
We make this investment based on our belief in the long-term intrinsic value of the company, and apply an appropriate margin of safety, allowing us to take advantage of the market for our shareholders benefit when prices deem this prudent.
Taken together, these actions make the business more capital efficient and better positioned to compound returns over time for our shareholders.
Looking Forward
We made significant progress in the first quarter towards achieving our mission. We delivered record profitability, improved our underwriting performance, scaled our distribution channels, and strengthened our capital position.
In the near term, we anticipate that the challenging growth environment may persist through the remainder of the year. Our ability to identify shifts in the environment early and dynamically allocate capital is a core strength. If we see the environment shift, you should expect us to respond accordingly by aggressively investing in growth.
Over the long term, we believe we are well-positioned for material growth. Our scalable operating foundation and disciplined execution position us to capture opportunities across a range of environments, and we will continue to invest to drive attractive returns over time.
Thank you to our team members for their hard work, to our customers for their trust, and to our shareholders for their support.

Alex Timm
Co-Founder & CEO

Letter to Shareholders: Q1 2026
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Non-GAAP financial measures
This letter and statements made during our earnings webcast may include information relating to Direct Contribution and Adjusted EBITDA, which are "non-GAAP financial measures" and are defined below. These non-GAAP financial measures have not been calculated in accordance with generally accepted accounting principles in the United States, or GAAP, and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results.
In addition, Direct Contribution and Adjusted EBITDA should not be construed as indicators of our operating performance, liquidity, or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Therefore, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.
Our management uses these non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (1) monitor and evaluate the performance of our business operations and financial performance, (2) facilitate internal comparisons of the historical operating performance of our business operations, (3) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels, (4) review and assess the performance of our management team, including when determining incentive compensation (5) analyze and evaluate financial and strategic planning decisions regarding future operating investments, and (6) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP financial measures,” Reconciliation of Total Revenue to Direct Contribution” and “Reconciliation of Net Income (Loss) to Adjusted EBITDA” below and in Root’s Quarterly Report on Form 10-Q at http://ir.joinroot.com or the SEC’s website at www.sec.gov.

Letter to Shareholders: Q1 2026
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Defined Terms & Glossary
We utilize the following definitions for terms used in this letter.
AI: Artificial Intelligence
Direct Contribution
We define direct contribution, a non-GAAP financial measure, as gross profit excluding net investment income, acquisition costs, which include report costs and refunds related to these expenses and commission expenses related to our partnership channel, and fixed expenses, which include certain warrant compensation expense related to policies originating through the integrated automobile insurance solution for Carvana’s online buying platform, overhead allocated based on headcount, or Overhead, and salaries, health benefits, bonuses, employee retirement plan-related expenses and employee share-based compensation expense, or Personnel Costs, licenses, professional fees and other expenses. Further impacts related to reinsurance are excluded, these consist of ceded premiums earned, ceded loss and LAE, and net ceding commission and other. Net ceding commission and other is comprised of ceding commission received in connection with reinsurance ceded, partially offset by amortization of excess ceding commission, and other impacts of reinsurance ceded which are included in other insurance expense. After these adjustments, the resulting calculation is inclusive of only those gross variable costs of revenue incurred on the successful acquisition of business. We view direct contribution as an important metric because we believe it measures profitability of our total policy portfolio prior to the impact of reinsurance.
Adjusted EBITDA
We define adjusted EBITDA, a non-GAAP financial measure, as net income excluding interest expense, income tax expense, depreciation and amortization, share-based compensation, loss on extinguishment of debt, warrant compensation expense, restructuring charges, legal fees and other items that do not reflect our ongoing operating performance. After these adjustments, the resulting calculation represents expenses directly attributable to our operating performance. We use adjusted EBITDA as an internal performance measure in the management of our operations because we believe it provides management and other users of our financial information useful insight into our results of operations and underlying business performance. Adjusted EBITDA should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define adjusted EBITDA differently.

Encumbered Capital
We define encumbered capital as cash and cash equivalents held within our regulated insurance entities.
Unencumbered Capital
We define unencumbered capital as unrestricted cash and cash equivalents held outside of our regulated insurance entities. This amount includes borrowed funds that are subject to certain minimum liquidity covenants.

Letter to Shareholders: Q1 2026
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Gross Accident Period Loss Ratio
Gross accident period loss ratio, expressed as a percentage, represents all losses and claims expected to arise from insured events that occurred during the applicable period regardless of when they are reported and finally settled divided by gross premiums earned for the same period. The gross accident period loss ratio is remeasured each reporting period to reflect updated estimates of ultimate losses as they develop.
Distribution Channels
•Direct: seamless experiences driven by performance marketing and organic traffic connecting consumers directly to the product.
◦Digital. Our direct digital channel is designed to drive volume by efficiently capturing high-intent customers. We accomplish this by meeting our customers within platforms they use extensively such as search engines or select marketplace platforms where consumers are actively shopping for insurance. We deploy dynamic data science models to optimize advertising, targeting, and bidding strategies across our digital platforms, aligning customer acquisition cost to expected lifetime value of the potential customer.
◦Referral. We encourage our existing customers to spread our value proposition. Our referral channel compensates existing customers who refer new customers who subsequently complete a test drive. This channel facilitates community-based growth to those who value our fair and transparent approach to insurance. This is our lowest cost acquisition channel and an important aspect of our ongoing distribution and brand strategy.
◦Channel Media. We build consideration and drive intent through household-level targeted media channels including direct mail, social media, and digital media. We conduct experimental structured tests across media channels and geographies through a disciplined test-and-learn approach to evaluate new tactics. These efforts are intended to support expansion beyond high-intent acquisition channels while maintaining focus on efficiency and long-term value creation. We utilize these media channels to drive awareness when launching in new markets and to target prospective customers in active states.

Letter to Shareholders: Q1 2026
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•Partnership: a wide array of integrations, spanning early-stage marketing partnerships through fully embedded user experiences.
◦Automotive & Financial Services. We build upon or within the mobile and web customer experiences of our automotive and financial services distribution partners to reach a captive customer base with an integrated solution. Our flexible technology stack allows us to meet our partners where they are with the best solution for them with varying levels of connectivity, including our proprietary and fully integrated application which removes the need for the customer to ever visit a Root website to purchase and bind a policy. While these partnerships take time to onboard and launch, over the long term, we believe our platform will deliver a seamless bind experience, creating a differentiated customer experience in this channel. We expect increased penetration of this channel over time as we seek to grow relationships with other automotive and financial service companies with relevant customer bases.
◦Independent Agent. We continue to invest in a product to bring the speed and ease of our technology to the independent agent channel. This channel provides access to a larger demographic of customers and we believe it has staying power. We developed an efficient quote and bind process through our independent agent platform that enables simplified distribution from independent agents to their customers. Technology is at the core of the experience, enabling licensed independent agents to onboard quickly and seamlessly integrate with the comparative raters that many are already using. This allows us to offer our insurance products to customers alongside other established insurance carriers. The technology driven approach makes this an appealing platform for independent agents and an efficient acquisition channel for us.
About Root, Inc.
Founded in 2015 and based in Columbus, Ohio, Root, Inc. (NASDAQ: ROOT) is the parent company of Root Insurance Company. Root is revolutionizing insurance through data science and technology to provide consumers a personalized, easy, and fair experience. The Root app has roughly 17 million app downloads and has collected 36 billion miles of driving data to inform their insurance offerings.
For further information on Root, please visit root.com.

Letter to Shareholders: Q1 2026
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Root Insurance Company and Root Property & Casualty Insurance Company are headquartered in Columbus, Ohio, with renters insurance available through Root Insurance Company in Arkansas, Georgia, Kentucky, Missouri, Nevada, New Mexico, Ohio, Tennessee, and Utah. Root, Inc. is active in 36 markets for auto insurance: Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, Washington, West Virginia, and Wisconsin. Business is underwritten by Root Insurance Company and/or Root Property & Casualty Insurance Company depending on the market. In Texas, we also write business as a Managing General Agent, underwritten by Redpoint County Mutual Insurance Company. Carvana Insurance built with Root is exclusively offered, subject to limited exceptions, in the states where Root writes insurance.

Letter to Shareholders: Q1 2026
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Forward-looking statements
This letter contains—and statements made during the above-referenced webcast will contain— forward-looking statements relating to, among other things, the future performance of Root and its consolidated subsidiaries that are based on Root’s current expectations, forecasts, and assumptions, and involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “path,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These include, but are not limited to, statements concerning the following:
•our share repurchase expectations;
•the anticipated benefits of our new term loan;
•our expected financial results for 2026;
•our ability to retain existing customers, acquire new customers and expand our customer reach;
•our expectations regarding our future financial performance, including total revenue, gross profit, net income, direct contribution, adjusted EBITDA, net loss and loss adjustment expense, or LAE, ratio, net expense ratio, net combined ratio, gross loss ratio, marketing costs and costs of customer acquisition, gross LAE ratio, gross expense ratio, gross combined ratio, operating expenses, quota share levels, changes in unencumbered cash balances and expansion of our new and renewal premium base;
•our ability to realize profits, acquire customers, retain customers, contract with additional partners to utilize the products, or achieve other benefits from our embedded insurance offering;
•our ability to expand our distribution channels through additional partnership relationships, digital media, independent agents and referrals;
•our ability to maintain, and drive a significant long-term competitive advantage through, our partnership with Carvana Group, LLC, or Carvana, and other partnerships, such as our partnerships with Hyundai Capital America, Toyota and Experian;
•our ability to develop products for embedded insurance and other partners;
•the impact of geopolitical instability, supply chain disruptions, increasing inflation, a potential increase in tariffs or the implementation of new tariffs, a recession and/or disruptions to properly functioning financial and capital markets and interest rates on our business and financial condition;
•our ability to remain profitable and extend our capital runway;
•our goal to be licensed in all states in the United States and the timing of obtaining additional licenses and launching in new states;

Letter to Shareholders: Q1 2026
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•the accuracy and efficiency of our telematics and behavioral data, and our ability to gather and leverage existing and additional data;
•our ability to materially improve retention rates and our ability to realize benefits from retaining customers;
•our ability to underwrite risks accurately and charge profitable rates;
•our ability to maintain our business model and improve our capital and marketing efficiency;
•our ability to drive improved conversion and decrease the cost of customer acquisition;
•our ability to maintain and enhance our brand and reputation;
•our ability to effectively manage the growth of our business;
•our ability to raise additional capital efficiently or at all;
•our ability to improve our product offerings, introduce new products and expand into additional insurance lines;
•our ability to cross sell our products and attain greater value from each customer;
•our ability to compete effectively with existing competitors and new market entrants in our industry;
•future performance of the markets in which we operate;
•our ability to operate a “capital-efficient” business and obtain and maintain desirable levels of reinsurance;
•the effect of further reductions in the utilization of reinsurance, which would result in retention of more premium and losses and could cause our capital requirements to increase;
•our ability to realize economies of scale;
•our ability to attract, motivate and retain key personnel, or hire personnel, and to offer competitive compensation and benefits;
•our ability to deliver a vertically integrated customer experience;
•our ability to develop products that utilize telematics to drive better customer satisfaction and retention;
•our ability to protect our intellectual property and any costs associated therewith;
•our ability to develop an autonomous claims experience;
•our ability to take rate action early and react to changing environments;
•our ability to meet risk-based capital requirements;
•our ability to realize benefits from our Texas county mutual fronting arrangement;

Letter to Shareholders: Q1 2026
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•our ability to expand domestically;
•our ability to comply with laws and regulations that currently apply or become applicable to our business;
•the impact of litigation or other losses;
•changes in laws or regulations, or changes in the interpretation of laws or regulations by a regulatory authority, specific to the use of artificial intelligence, or AI, telematics data and the consent to use telematics data, connected-car data, and other sources of data, or relating to taxation, including changes in tax regulations, or guidance promulgated pursuant to the new legislation implemented in the One Big Beautiful Bill Act, or the OBBBA;
•the impact of moratoriums, mandates and similar regulations or requests related to federal government shutdowns or other economic disruptions that negatively impact our ability to charge or increase premiums or result in increased premium write-offs;
•our ability to defend against cybersecurity threats and prevent, or recover from, a security incident or other significant disruption of our technology systems or those of our partners and third-party service providers;
•the effect of interest rates on our available cash and our ability to maintain compliance with our term loan;
•our ability to maintain proper and effective internal control over financial reporting; and
•the growth rates of the markets in which we compete.
Root’s actual results could differ materially from those predicted or implied by such forward-looking statements, and reported results should not be considered as an indication of future performance.
Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Root’s business, operating results, and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Root’s 2025 Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and other filings with the SEC at http://ir.joinroot.com or the SEC’s website at www.sec.gov.
Undue reliance should not be placed on the forward-looking statements in this letter or the above-referenced webcast, which are based on information available to Root on the date hereof. We assume no obligation to update such statements.

Letter to Shareholders: Q1 2026
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Financial statements

ROOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
	As of
	March 31,	December 31,
	2026	2025
	(in millions, except par value )
Assets
Investments:
Fixed maturities available-for-sale, at fair value (amortized cost: $455.9 and $383.1 at March 31, 2026 and December 31, 2025, respectively)	$456.3	$387.0
Short-term investments (amortized cost: $10.8 and zero at March 31, 2026 and December 31, 2025, respectively)	10.8	—
Other investments	4.4	4.4
Total investments	471.5	391.4
Cash and cash equivalents	597.2	669.3
Restricted cash and cash equivalents	11.7	20.6
Premiums receivable, net of allowance of $8.6 and $8.9 at March 31, 2026 and December 31, 2025, respectively	350.8	332.8
Reinsurance premiums receivable, net of allowance of zero at March 31, 2026 and December 31, 2025	94.4	96.3
Reinsurance recoverable, net of allowance of $0.1 at March 31, 2026 and December 31, 2025	27.7	33.5
Deferred policy acquisition costs	46.5	44.4
Other assets	85.1	86.2
Total assets	$1,684.9	$1,674.5
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Liabilities:
Loss and loss adjustment expense reserves	$472.7	$483.6
Unearned premiums	412.4	393.7
Long-term debt	200.3	200.3
Premiums payable	95.1	96.7
Accounts payable and accrued expenses	43.2	74.2
Other liabilities	23.3	29.7
Total liabilities	1,247.0	1,278.2
Commitments and Contingencies
Redeemable convertible preferred stock, $0.0001 par value, 100.0 shares authorized, 14.1 shares issued and outstanding at March 31, 2026 and December 31, 2025 (redemption value of $126.5)	112.0	112.0
Stockholders’ equity:
Class A common stock, $0.0001 par value, 1,000.0 shares authorized, 13.9 and 13.7 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	—	—
Class B convertible common stock, $0.0001 par value, 269.0 shares authorized, 1.8 shares issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Additional paid-in capital	1,931.2	1,922.0
Accumulated other comprehensive income	0.4	3.9
Accumulated loss	(1,605.7)	(1,641.6)
Total stockholders’ equity	325.9	284.3
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$1,684.9	$1,674.5

Letter to Shareholders: Q1 2026
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ROOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME - UNAUDITED

	Three Months Ended March 31,
	2026	2025
	(in millions, except per share data)
Revenues:
Net premiums earned	$363.7	$321.3
Net investment income	8.7	8.7
Net realized gains on investments	0.1	—
Fee income	20.3	18.7
Other income	0.7	0.7
Total revenues	393.5	349.4
Operating expenses:
Loss and loss adjustment expenses	226.2	205.6
Sales and marketing	27.3	51.5
Other insurance expense	59.4	36.7
Technology and development	15.2	11.4
General and administrative	24.5	20.5
Total operating expenses	352.6	325.7
Operating income	40.9	23.7
Interest expense	4.8	5.3
Income before income tax expense	36.1	18.4
Income tax expense	0.2	—
Net income	35.9	18.4
Net income attributable to participating securities	1.7	0.9
Net income attributable to common shareholders	34.2	17.5
Other comprehensive (loss) income:
Net income	35.9	18.4
Changes in net unrealized (losses) gains on investments	(3.5)	3.0
Comprehensive income	$32.4	$21.4
Earnings per common share: (both Class A and B)
Basic	$2.19	$1.15
Diluted	$2.09	$1.07
Weighted-average common shares outstanding: (both Class A and B)
Basic	15.6	15.2
Diluted	17.2	17.2

Letter to Shareholders: Q1 2026
____________________________________________________________________________________________________________

ROOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
	Three Months Ended March 31,
	2026	2025
	(in millions)
Cash flows from operating activities:
Net income	$35.9	$18.4
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	11.0	6.4
Warrant compensation expense	1.9	—
Depreciation and amortization	3.1	2.0
Bad debt expense	9.8	9.0
Net realized gains on investments	(0.1)	—
Changes in operating assets and liabilities:
Premiums receivable	(27.8)	(64.3)
Reinsurance premiums receivable	1.9	(12.5)
Reinsurance recoverable	5.8	5.2
Deferred policy acquisition costs	(2.1)	(7.0)
Other assets	1.1	5.0
Losses and loss adjustment expenses reserves	(10.9)	5.3
Unearned premiums	18.7	66.4
Premiums payable	(1.6)	12.3
Accounts payable and accrued expenses	(31.0)	(18.0)
Other liabilities	(6.4)	(1.4)
Net cash provided by operating activities	9.3	26.8
Cash flows from investing activities:
Purchases of investments	(100.1)	(27.9)
Proceeds from maturities, calls and pay downs of investments	12.3	16.0
Sales of investments	4.7	0.1
Capitalization of internally developed software	(3.5)	(2.0)
Net cash used in investing activities	(86.6)	(13.8)
Cash flows from financing activities:
Proceeds from exercise of stock options and restricted stock units	—	0.3
Taxes paid related to net share settlement of equity awards	(3.7)	(3.1)
Net cash used in financing activities	(3.7)	(2.8)
Net (decrease) increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	(81.0)	10.2
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	689.9	600.3
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$608.9	$610.5

Letter to Shareholders: Q1 2026
____________________________________________________________________________________________________________
Supplemental financial information

ROOT, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS - UNAUDITED
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,	March 31,
	2026	2025	2025	2025	2025	2024
	(dollars in millions, except Premiums per Policy)
Policies in force	495,429	481,869	466,320	455,493	453,800	401,255
Premiums per policy	$1,506	$1,531	$1,581	$1,616	$1,614	$1,482
Premiums in force	$1,492.2	$1,475.5	$1,474.5	$1,472.2	$1,464.9	$1,189.3
Gross premiums written	$389.0	$361.6	$387.2	$346.2	$410.8	$330.7
Gross premiums earned	$370.3	$377.2	$373.1	$371.3	$344.4	$275.0
Gross profit	$107.9	$96.4	$81.4	$101.7	$107.1	$63.9
Net income (loss)	$35.9	$5.3	$(5.4)	$22.0	$18.4	$(6.2)
Direct contribution	$140.5	$125.6	$127.4	$125.8	$127.1	$80.7
Adjusted EBITDA	$56.8	$28.8	$33.7	$37.6	$31.9	$15.1
Net loss and LAE ratio	62.2%	66.9%	66.5%	66.1%	64.0%	72.3%
Net expense ratio	29.2%	32.8%	35.6%	29.1%	31.6%	29.7%
Net combined ratio	91.4%	99.7%	102.1%	95.2%	95.6%	102.0%
Gross loss ratio	54.5%	59.3%	58.5%	58.0%	56.1%	60.6%
Gross LAE ratio	7.1%	7.0%	7.5%	7.3%	6.7%	9.9%
Gross expense ratio	29.1%	32.5%	35.3%	29.0%	31.2%	29.2%
Gross combined ratio	90.7%	98.8%	101.3%	94.3%	94.0%	99.7%
Gross accident period loss ratio	58.8%	62.6%	58.5%	58.9%	54.5%	57.5%

Letter to Shareholders: Q1 2026
____________________________________________________________________________________________________________

ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF TOTAL REVENUE TO DIRECT CONTRIBUTION - UNAUDITED
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,	March 31,
	2026	2025	2025	2025	2025	2024
	(dollars in millions)
Total revenue	$393.5	$397.0	$387.8	$382.9	$349.4	$254.9
Loss and loss adjustment expenses	(226.2)	(245.9)	(239.4)	(233.3)	(205.6)	(166.4)
Other insurance expense	(59.4)	(54.7)	(67.0)	(47.9)	(36.7)	(24.6)
Gross profit	107.9	96.4	81.4	101.7	107.1	63.9
Net investment income	(8.7)	(8.6)	(7.0)	(9.4)	(8.7)	(9.2)
Net realized gains on investments	(0.1)	—	—	—	—	—
Adjustments from other insurance expense(1)	38.5	34.0	50.1	29.5	22.2	20.8
Ceded premiums earned	6.6	9.9	13.0	18.3	23.1	44.7
Ceded loss and loss adjustment expenses	(1.9)	(3.9)	(7.0)	(9.2)	(10.4)	(27.3)
Net ceding commission and other(2)	(1.8)	(2.2)	(3.1)	(5.1)	(6.2)	(12.2)
Direct contribution	$140.5	$125.6	$127.4	$125.8	$127.1	$80.7
______________
(1) Adjustments from other insurance expense consists of acquisition expenses, including report costs and refunds related to these expenses and commission expenses related to our partnership channel of $32.7 million, $28.6 million, $28.5 million, $25.0 million, $19.7 million and $15.6 million for Q1 2026, Q4 2025, Q3 2025, Q2 2025, Q1 2025 and Q1 2024, respectively. Adjustments from other insurance expense also consists of fixed expenses, including certain warrant compensation expense related to policies originating through the integrated automobile insurance solution for Carvana’s online buying platform, Personnel costs, Overhead, licenses, professional fees and other of $5.8 million, $5.3 million, $21.6 million, $4.6 million, $2.5 million and $5.2 million for Q1 2026, Q4 2025, Q3 2025, Q2 2025, Q1 2025 and Q1 2024, respectively
(2) Net ceding commission and other is comprised of ceding commissions received in connection with reinsurance ceded, partially offset by amortization of excess ceding commission and other impacts of reinsurance ceded.

Letter to Shareholders: Q1 2026
____________________________________________________________________________________________________________

ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME/(LOSS) TO ADJUSTED EBITDA - UNAUDITED
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,	March 31,
	2026	2025	2025	2025	2025	2024
	(dollars in millions)
Net income (loss)	$35.9	$5.3	$(5.4)	$22.0	$18.4	$(6.2)
Adjustments:
Interest expense	4.6	4.9	5.1	5.2	5.1	10.9
Income tax expense	0.2	0.1	0.4	—	—	—
Depreciation and amortization	3.1	3.1	4.7	1.9	2.0	2.8
Share-based compensation	11.0	13.7	11.6	8.4	6.4	4.6
Warrant compensation expense	1.9	2.0	17.2	—	—	2.8
Restructuring charges(1)	—	—	—	0.1	—	0.1
Other(2)	0.1	(0.3)	0.1	—	—	0.1
Adjusted EBITDA	$56.8	$28.8	$33.7	$37.6	$31.9	$15.1
______________
(1) Restructuring costs consist of employee costs, real estate exit costs, and other. This includes zero, zero, zero, $0.1 million, zero and $0.1 million of depreciation and amortization for Q1 2026, Q4 2025, Q3 2025, Q2 2025, Q1 2025 and Q1 2024, respectively.
(2) Other primarily reflects legal costs and other items that do not reflect our ongoing operating performance. This includes legal and other fees net of recoveries related to the 2022 misappropriation of funds by a former senior marketing employee of $0.1 million, $(0.3) million, $0.1 million, zero, zero and $0.1 million in Q1 2026, Q4 2025, Q3 2025, Q2 2025, Q1 2025 and Q1 2024, respectively.

Letter to Shareholders: Q1 2026
____________________________________________________________________________________________________________

ROOT, INC. AND SUBSIDIARIES
WRITTEN AND EARNED PREMIUM - UNAUDITED
	Three Months Ended March 31,
	2026	2025
	(dollars in millions)
Gross premiums written	$389.0	$410.8
Ceded premiums written	(5..6)	(18.8)
Net premiums written	383.4	392.0

Gross premiums earned	370.3	344.4
Ceded premiums earned	(6.6)	(23.1)
Net premiums earned	$363.7	$321.3